To the Directors
Junction 15 Limited

                         CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the,

(a) Registration  Statement  on   Form  S-8 (No. 333-82959) of Vizacom Inc. (the
"Company") pertaining to the Company's 1994 Long Term Incentive Plan,

(b) Registration   Statement  on  Form  S-8  (No.  333-82951)  of  the   Company
pertaining to the Company's Outside Director and Advisor Stock Option Plan,

(c) Registration Statement on Form S-8 (No. 333-19059) of the Company pertaining to the Software Publishing Corporation's 1987 Stock Option Plan, Software Publishing Corporation's 1989 Stock Option Plan and Software Publishing Corporation's 1991 Stock Option Plan,

(d) Registration Statement on Form S-3 (No. 333-55677) of the Company pertaining to 2,107,712 shares of the Company's common stock and 29,267 options to purchase shares of the Company's common stock,

(e) Registration Statement on Form S-3 (No. 333-80181) of the Company pertaining to 3,375,877 shares of the Company's common stock and 167,052 warrants to purchase shares of the Company's common stock and

(f) Registration  Statement  on   Form  S-3  (No.  333-93087)   pertaining   to
1,938,191 shares of the Company's common stock,

of our report, dated April 4, 2000 with respect to the financial statements of Junction 15 Limited included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


/s/ Silver Levene

Silver Levene
Chartered Certified Accountants
Registered Auditors

London, United Kingdom
April 13, 2000